UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 22, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 22, 2012, the Board of Directors (the “Board”) of Natus Medical Incorporated (the “Company”) amended Article 2, Section 2.2 and Article 3, Section 3.3 of the Bylaws of the Company to provide that directors shall be elected by a majority vote standard for the election of directors in uncontested elections. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In contested elections the vote standard will continue to be a plurality of votes cast.

A copy of the Bylaws as so amended shall be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2012.

Item 8.01. Other events

On March 22, 2012, the Board approved the amendment of the Company’s Amended and Restated Preferred Stock Rights Agreement (the “Rights Agreement”) to provide for the early termination of the Rights Agreement.

The Rights Agreement, dated as of October 8, 2002, as amended by that certain Amendment No.1 dated as of February 14, 2003, that certain Amendment No. 2 dated as of March 15, 2005, and that certain Amendment No. 3 dated as of August 17, 2006, and the Form of Rights Certificate attached as Exhibit B of the Rights Agreement, currently provide that the expiration date for the exercise of any rights granted under the Rights Agreement is October 11, 2012. The Company expects to enter into a further amendment of the Rights Agreement with the rights agent to change the expiration date to a date on or before April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: March 28, 2012	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer